Gross Transaction Value (“GTV”) represents total proceeds from all items sold at the Company’s live on site auctions and online marketplaces. GTV is not a measure of financial performance, liquidity, or revenue, and is not presented in the Company’s consolidated financial statements.

The Company presents both GAAP and non-GAAP measures to provide investors with additional information. Providing these non-GAAP measures along with GAAP measures allows for increased comparability of our ongoing performance from period to period. Non-GAAP financial measures referred to in this news release are labeled as “non-GAAP measure” or designated as such with an asterisk (*). Please see page 9-11 for explanations of why the Company uses these non-GAAP measures and the reconciliation to the most comparable GAAP financial measures.

Exhibit 99.1 – News Release

Ritchie Bros. reports first quarter 2022 results

VANCOUVER, May 9, 2022 – Ritchie Bros. Auctioneers Incorporated (NYSE & TSX: RBA, the “Company”, “Ritchie Bros.”, “we”, “us”, or “our”) reported the following results for the three months ended March 31, 2022.

(All figures are presented in U.S. dollars)

“As we continue to operate in this unprecedented tight supply environment, our strong growth in GTV and service revenue is a testament to the tenacity of our organization and early signs of our strategic growth initiatives bearing fruit. We also activated more organizations in the first quarter of 2022 than all of last year combined with 103% quarter-over-quarter growth, helping us lay the foundation to our marketplace and create deeper and stronger relationships with our customers”, said Ann Fandozzi, CEO of Ritchie Bros.

Net income attributable to stockholders increased 532% to $178.1 million, compared to $28.2 million in Q1 2021, which includes a $169.1 million gain on property, plant and equipment for the sale of a property located in Bolton, Ontario. Diluted earnings per share (“EPS”) attributable to stockholders increased 540% to $1.60 per share in Q1 2022 as compared to $0.25 per share in Q1 2021. Non-GAAP diluted adjusted EPS attributable to stockholders* increased 44% to $0.46 per share in Q1 2022 compared to $0.32 per share in Q1 2021.

For the first quarter of 2022 as compared to the first quarter of 2021:

Consolidated results:

●	Total revenue in Q1 2022 increased 19% to $393.9 million
o	Service revenue in Q1 2022 increased 19% to $244.9 million
o	Inventory sales revenue in Q1 2022 increased 19% to $149.1 million
●	Gain on property, plant and equipment in Q1 2022 was $169.1 million due to a sale of property located in Bolton, Ontario
●	Operating income in Q1 2022 increased 423% to $232.8 million
●	Non-GAAP adjusted operating income* in Q1 2022 increased 54% to $88.9 million
●	Net income in Q1 2022 increased 533% to $178.1 million
●	Non-GAAP adjusted Earnings Before Interest, Taxes, Depreciation and Amortization* (“EBITDA) in Q1 2022 increased 44% to $104.9 million
●	Cash provided by operating activities was $185.1 million for Q1 2022
●	Cash on hand at the end of Q1 2022 was $1.5 billion, of which $440.1 million was unrestricted and $939.8 million was restricted relating to our two senior notes entered into in December 2021 to finance the proposed Euro Auctions Acquisition, and the remainder is restricted for use

Auctions & Marketplaces segment results:

●	GTV[1] in Q1 2022 increased 13% to $1.4 billion and increased 14% when excluding the impact of foreign exchange
●	A&M total revenue in Q1 2022 increased 18% to $350.1 million
o	Service revenue in Q1 2022 increased 17% to $201.0 million
o	Inventory sales revenue in Q1 2022 increased 19% to $149.1 million

Other Services segment results:

●	Other Services total revenue in Q1 2022 increased 29% to $43.9 million
o	RBFS revenue in Q1 2022 increased 71% to $15.7 million
o	SmartEquip revenue of $4.7 million was recognized in Q1 2022, which was its first full quarter since its acquisition on November 2, 2021

1 Gross Transaction Value (“GTV”) represents total proceeds from all items sold at the Company’s auctions and online marketplaces. GTV is not a measure of financial performance, liquidity, or revenue, and is not presented in the Company’s consolidated financial statements.

The Company presents both generally accepted accounting principles (“GAAP”) and non-GAAP measures to provide investors with additional information. Providing these non-GAAP measures along with GAAP measures allows for increased comparability of our ongoing performance from period to period. Non-GAAP financial measures referred to in this news release are labeled as “non-GAAP measure” or designated as such with an asterisk (*). Please see page 12 for explanations of why the Company uses these non-GAAP measures and the reconciliation to the most comparable GAAP financial measures.

Ritchie Bros.	1

In addition, total number of organizations activated on our Business Inventory Management System (“IMS”), a gateway into our marketplace, increased by 103% as compared to Q4 2021.

Other Company developments:

●	On May 4, 2022, the Company completed its previously announced redemptions of the US$600 million aggregate principal amount of 4.750% Senior Notes and C$425 million aggregate principal amount of 4.950% Senior Notes, which were issued to finance a portion of the cash consideration for the proposed Euro Auctions acquisition.

Financial Overview

(Unaudited)

(in U.S. $000's, except EPS and percentages)	Three months ended March 31,
			% Change
	2022	2021	2022 over 2021
Commissions	$116,375	$103,975	12%
Fees	128,486	102,055	26%
Total service revenue	244,861	206,030	19%
Inventory sales revenue	149,060	125,525	19%
Total revenue	393,921	331,555	19%
Costs of services	39,015	37,866	3%
Cost of inventory sold	131,582	110,747	19%
Selling, general and administrative expenses	126,606	114,239	11%
Total operating expenses	330,901	287,121	15%
Gain on disposition of property, plant and equipment	169,820	68	249,635%
Operating income	232,840	44,502	423%
Operating income as a % of total revenue	59.1%	13.4%	4,570	bps
Non-GAAP adjusted operating income*	88,860	57,775	54%
Non-GAAP adjusted operating income* as a % of total revenue	22.6%	17.4%	520	bps
Net income attributable to stockholders	178,094	28,188	532%
Non-GAAP adjusted net income attributable to stockholders*	50,963	35,995	42%
Diluted EPS attributable to stockholders	$1.60	$0.25	540%
Non-GAAP diluted adjusted EPS attributable to stockholders*	$0.46	$0.32	44%
Effective tax rate	16.9%	23.0%	(610)	bps
Total GTV	1,439,105	1,274,539	13%
Service GTV	1,290,045	1,149,014	12%
Service revenue as a % of total GTV - Rate	17.0%	16.2%	80	bps
Inventory GTV	149,060	125,525	19%
Service GTV as a % of total GTV - Mix	89.6%	90.2%	(60)	bps
Inventory sales revenue as a % of total GTV - Mix	10.4%	9.8%	60	bps

Certain amounts in the prior period have been reclassified from selling, general and administrative expenses to cost of services.

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Segment Overview

(in U.S $000's)	Three months ended March 31, 2022
	A&M	Other	Consolidated
Commissions	$116,375	—	$116,375
Fees	84,629	43,857	128,486
Total service revenue	201,004	43,857	244,861
Inventory sales revenue	149,060	—	149,060
Total revenue	350,064	43,857	393,921
Ancillary and logistical service expenses	—	10,755	10,755
Other costs of services	25,574	2,686	28,260
Cost of inventory sold	131,582	—	131,582
SG&A expenses	108,811	17,795	126,606
Segment profit	$84,097	12,621	$96,718
Total GTV	1,439,105	N/A	N/A
A&M service revenue as a % of total GTV- Rate	14.0%	N/A	N/A

(in U.S $000's)	Three months ended March 31, 2021
	A&M	Other	Consolidated
Commissions	$103,975	$—	$103,975
Fees	68,096	33,959	102,055
Total service revenue	172,071	33,959	206,030
Inventory sales revenue	125,525	—	125,525
Total revenue	297,596	33,959	331,555
Ancillary and logistical service expenses	—	12,269	12,269
Other costs of services	24,304	1,293	25,597
Cost of inventory sold	110,747	—	110,747
SG&A expenses	102,781	11,458	114,239
Segment profit	$59,764	$8,939	$68,703
Total GTV	1,274,539	N/A	N/A
A&M service revenue as a % of total GTV- Rate	13.5%	N/A	N/A

Q1 2022 Consolidated Performance Overview

Total GTV increased 13% to $1.4 billion and increased 14% when excluding the impact of foreign exchange in Q1 2022. Despite a continued unfavorable supply environment, GTV increased year-over-year across all regions with notable strength in North America and sector strength in construction and transportation. The increase in GTV was due to strong used equipment values, aided by inflation, partially offset by lower lot counts and unfavorable mix. In Canada, total GTV increased primarily driven by higher performances at our agricultural events as well as strong execution by our Canadian strategic accounts team. Canada also benefited from the shifting of the Truro, Nova Scotia auction from Q2 2021 to Q1 2022, positive year-over year performance in our Montreal, Quebec auction and a new Prince Rupert, British Columbia auction. In addition, Canada saw significant volume growth in RBFS from providing escrow services for private brokered transactions. In the US, total GTV increased primarily driven by a large dispersal of construction equipment in our Phoenix, Arizona auction, as well as positive year-over year performances, notably at our flagship Orlando, Florida event where we welcomed customers back in person, and at our Las Vegas, Nevada event. These increases were partially offset by a lower supply of equipment from our US strategic accounts in the finance and rental sectors and softer performances in our regional combined events. In International, total GTV also increased primarily in Australia, driven by the addition of one new event in Corio, Victoria as well as two agricultural events, the use of local satellite yards and the lifting of border restrictions.

Total revenue increased 19% to $393.9 million in Q1 2022, with total service revenue increasing by 19% and inventory sales revenue increasing by 19%.

Service revenue increased 19%, with fees revenue increasing 26% and commissions revenue increasing 12%. Fee revenue increased 26% primarily due to the increase in total GTV of 13%, as well as from the higher buyer fee rates implemented in 2021 and early 2022. In addition, we saw higher fee revenue earned from the continued growth in RBFS and the inclusion of fees from SmartEquip since its acquisition on November 2, 2021. These increases were partially offset by reduced mix of small value lots across all regions, as well as lower fees from a decrease in lot volumes and from our ancillary services, most notably in the US. We also saw lower fees associated with online inspections driven by lower online lot counts sold in the US.

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Commissions revenue increased 12%, in line with the growth in Service GTV of 12%.

Inventory sales revenue increased 19% primarily in the US and International. In the US, we saw a large inventory package dispersal of construction equipment in our Phoenix, Arizona auction, partially offset by a lower volume of inventory contracts in Orlando, Florida and Atlanta, Georgia events. In International, inventory sales revenue grew in Australia primarily due to higher inventory contracts driven by the addition of a new event as well as two agricultural events and the use of local satellite yards.

Costs of services increased 3% to $39.0 million. This increase was primarily due to higher employee compensation expenses as a result of the acquisition of SmartEquip on November 2, 2021 and in our GovPlanet and Xcira businesses to support our growth strategy. Building, facilities and technology expenses also increased to support our flagship Orlando, US event, as well as the inclusion of SmartEquip’s costs. These increases were partially offset by lower ancillary and logistical service expenses, in line with the decrease in ancillary fees driven by lower lot counts and lower fees earned on redeployment of assets in the US.

Cost of inventory increased 19% to $131.6 million, in line with the increase in inventory sales revenue.

Selling, general and administrative (“SG&A”) expenses increased 11% to $126.6 million. SG&A includes share-based payments of $5.4 million, non-recurring advisory, legal, and restructuring costs charges of $2.3 million, as well as SG&A from SmartEquip of $3.1 million. The increases in SG&A were primarily due to higher professional fees mainly driven by our investment in new modern architecture to support our future marketplace and services strategy, and higher fees related to audit, SOX compliance and consulting. Wages, salaries and benefits expenses also increased, driven by a higher headcount, in part due to the acquisition of SmartEquip, as well as to accelerate our growth initiatives and our transformational journey to become a trusted global marketplace. Building, facilities and technology costs also increased due to higher licensing and subscription technology expenses as we shift to cloud-based solutions to improve customer experience and higher costs with the expansion of our local satellite yards. In addition, we saw higher global travel expenses and higher advertising and promotion costs for new tradeshow events and marketing initiatives to support new product launches. We also saw higher share-based payment expenses primarily due to the premium-priced options granted in 2021 and a higher expense from the mark-to-market revaluation of our liability-classified share units driven by a higher share price over the comparative period. These increases were partially offset by lower short-term incentive costs.

Net income attributable to stockholders increased 532% to $178.1 million, which includes a $169.1 million gain on property, plant and equipment for the sale of a property located in Bolton, Ontario. The remaining increase was primarily related to higher operating income, offset by a higher interest expense incurred on our senior notes held in escrow, and the increase in income tax expense resulting from the sale of the Bolton property. Non-GAAP adjusted net income attributed to stockholders* increased 42% to $51.0 million in Q1 2022 compared to $36.0 million in Q1 2021.

Primarily for the same reasons noted above, diluted EPS attributable to stockholders increased 540% to $1.60 per share for Q1 2022 from $0.25 per share in Q1 2021. Non-GAAP diluted adjusted EPS attributable to stockholders* increased 44% to $0.46 per share in Q1 2022.

Dividend Information

Quarterly dividend

On May 6, 2022, the Company declared a quarterly cash dividend of $0.25 per common share, payable on June 17, 2022 to shareholders of record on May 27, 2022.

Q1 2022 Earnings Conference Call

Ritchie Bros. is hosting a conference call to discuss its financial results for the quarter ended March 31, 2022 at 8am Pacific time / 11am Eastern time / 4pm BST on May 10, 2022. The replay of the webcast will be available through June 10, 2022.

Conference call and webcast details are available at the following link:

https://investor.ritchiebros.com

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About Ritchie Bros.

Established in 1958, Ritchie Bros. (NYSE and TSX: RBA) is a world leader in asset management technologies and disposition of commercial assets. We offer customers end-to-end solutions for buying and selling used heavy equipment, trucks, and other assets. Operating in a number of sectors, including construction, transportation, agriculture, energy, oil and gas, mining, and forestry, the company’s selling channels include: Ritchie Bros. Auctioneers, the world’s largest industrial auctioneer offers live auction events with online bidding; IronPlanet, an online marketplace with featured weekly auctions and providing the exclusive IronClad Assurance® equipment condition certification; Marketplace-E, a controlled marketplace offering multiple price and timing options; Mascus, a leading European online equipment listing service; Rouse, a leader in market intelligence on sales and rental equipment data; SmartEquip, an innovative technology platform offering equipment lifecycle support and part procurement; and Ritchie Bros. Private Treaty, offering privately negotiated sales. Our suite of multichannel sales solutions also includes RB Asset Solutions, a complete end-to-end asset management and disposition system. We also offer sector-specific solutions including GovPlanet, TruckPlanet, and Kruse Energy Auctioneers, plus equipment financing and leasing through Ritchie Bros. Financial Services. For more information about Ritchie Bros., visit RitchieBros.com.

Forward-looking Statements

This news release contains forward-looking statements and forward-looking information within the meaning of applicable U.S. and Canadian securities legislation (collectively, “forward-looking statements”), including, in particular, statements regarding future financial and operational results, including future auctions and estimated GTV thereof, and growth and value prospects and payment of dividends. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as “expect”, “plan”, “anticipate”, “project”, “target”, “potential”, “schedule”, “forecast”, “budget”, “estimate”, “intend”, or “believe” and similar expressions or their negative connotations, or statements that events or conditions “will”, “would”, “may”, “could”, “should”, or “might” occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond the Company’s control, including the duration and impact of the COVID-19 pandemic on the Company’s operations, the operations of customers, and general economic conditions; the numerous factors that influence the supply of and demand for used equipment; economic and other conditions in local, regional and global sectors; the Company’s ability to successfully integrate acquired companies, and to receive the anticipated benefits of such acquisitions; and the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, which are available on the SEC, SEDAR, and Company websites. The foregoing list is not exhaustive of the factors that may affect the Company’s forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward looking statements are made as of the date of this news release and the Company does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward looking statements.

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GTV and Selected Condensed Consolidated Financial Information

GTV and Condensed Consolidated Income Statements – First Quarter

(Expressed in thousands of United States dollars, except share, per share amounts and percentages)

(Unaudited)

(in U.S. $000's, except EPS)	Three months ended March 31,
			% Change
	2022	2021	2022 over 2021
GTV	$1,439,105	$1,274,539	13%
Revenues:
Service revenues	$244,861	$206,030	19%
Inventory sales revenue	149,060	125,525	19%
Total revenues	393,921	331,555	19%
Operating expenses:
Costs of services	39,015	37,866	3%
Cost of inventory sold	131,582	110,747	19%
Selling, general and administration expenses	126,606	114,239	11%
Acquisition-related costs	9,637	2,922	230%
Depreciation and amortization expenses	24,225	21,070	15%
Foreign exchange (gain) loss	(164)	277	(159)%
Total operating expenses	330,901	287,121	15%
Gain on disposition of property, plant and equipment	169,820	68	249,635%
Operating income	232,840	44,502	423%
Interest expense	(20,686)	(8,946)	131%
Change in fair value of derivatives, net	1,263	—	100%
Other income, net	920	1,002	(8)%
Income before income taxes	214,337	36,558	486%
Income tax expense	36,236	8,419	330%
Net income	$178,101	$28,139	533%
Net income attributable to:
Stockholders	$178,094	$28,188	532%
Non-controlling interests	7	(49)	(114)%
	$178,101	$28,139	533%
Earnings per share attributable to stockholders:
Basic	$1.61	$0.26	519%
Diluted	$1.60	$0.25	540%
Weighted average number of share outstanding:
Basic	110,647,700	109,972,997	1%
Diluted	111,655,861	111,267,392	0%

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Condensed Consolidated Balance Sheets

(Expressed in thousands of United States dollars, except share data)

(Unaudited)

Year ended March 31,	2022	2021

Assets
Cash and cash equivalents	$440,120	$326,113
Restricted cash	150,203	102,875
Trade and other receivables	292,418	150,895
Less: allowance for credit losses	(4,339)	(4,396)
Inventory	78,890	102,494
Other current assets	50,699	64,346
Income taxes receivable	19,517	19,895
Total current assets	1,027,508	762,222

Restricted cash	939,755	933,464
Property, plant and equipment	445,517	449,087
Other non-current assets	157,874	142,504
Intangible assets	341,771	350,516
Goodwill	947,798	947,715
Deferred tax assets	7,187	7,406
Total assets	$3,867,410	$3,592,914

Liabilities and Equity
Auction proceeds payable	$539,739	$292,789
Trade and other liabilities	258,595	280,308
Income taxes payable	24,967	5,677
Short-term debt	22,083	6,147
Current portion of long-term debt	3,564	3,498
Total current liabilities	848,948	588,419

Long-term debt	1,578,420	1,733,940
Other non-current liabilities	150,105	147,260
Deferred tax liabilities	64,572	52,232
Total liabilities	2,642,045	2,521,851

Commitments and Contingencies
Stockholders' equity:
Share capital:
Common stock; no par value, unlimited shares
authorized, issued and outstanding shares:
110,735,243 (December 31, 2021: 110,618,049)	231,064	227,504
Additional paid-in capital	61,123	59,535
Retained earnings	989,923	839,609
Accumulated other comprehensive loss	(57,130)	(55,973)
Stockholders' equity	1,224,980	1,070,675
Non-controlling interest	385	388
Total stockholders' equity	1,225,365	1,071,063
Total liabilities and equity	$3,867,410	$3,592,914

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Condensed Consolidated Statements of Cash Flows

(Expressed in thousands of United States dollars)

(Unaudited)

Year ended March 31,	2022	2021
Cash provided by (used in):
Operating activities:
Net income	$178,101	$28,139
Adjustments for items not affecting cash:
Depreciation and amortization expenses	24,225	21,070
Share-based payments expense	7,590	7,193
Deferred income tax expense	12,434	963
Unrealized foreign exchange (gain) loss	(248)	459
Gain on disposition of property, plant and equipment	(169,820)	(68)
Amortization of debt issuance costs	848	720
Amortization of right-of-use assets	3,455	3,172
Change in fair value of derivatives	(1,263)	—
Other, net	1,111	1,184
Net changes in operating assets and liabilities	128,701	117,855
Net cash provided by operating activities	185,134	180,687
Investing activities:
Acquisitions, net of cash acquired	(63)	—
Property, plant and equipment additions	(2,002)	(1,556)
Proceeds on disposition of property, plant and equipment	164,659	66
Intangible asset additions	(7,762)	(8,769)
Issuance of loans receivable	(1,099)	—
Repayment of loans receivable	1,212	224
Net cash used in investing activities	154,945	(10,035)
Financing activities:
Dividends paid to stockholders	(27,659)	(24,181)
Proceeds from exercise of options and share option plans	986	6,719
Payment of withholding taxes on issuance of shares	(1,531)	(7,542)
Net increase (decrease) in short-term debt	15,376	(2,886)
Repayment of long-term debt	(162,698)	(2,626)
Debt issue costs	(2,261)	—
Repayment of finance lease obligations	(2,506)	(2,629)
Net cash used in financing activities	(180,293)	(33,145)
Effect of changes in foreign currency rates on cash, cash equivalents, and restricted cash	7,840	(2,782)
Increase	167,626	134,725
Beginning of period	1,362,452	306,895
Cash, cash equivalents, and restricted cash, end of period	$1,530,078	$441,620

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Selected Data

(Unaudited)

Total auction metrics

	Three months ended March 31,
			% Change
	2022	2021	2022 over 2021
Bids per lot sold *	27	27	—%
Total lots sold *	105,767	116,259	(9)%

* Management reviews industrial equipment auction metrics excluding GovPlanet; as a result, GovPlanet business metrics are excluded from these metrics

Non-GAAP Measures

This news release references non-GAAP measures. Non-GAAP measures do not have a standardized meaning and are, therefore, unlikely to be comparable to similar measures presented by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with GAAP. Non-GAAP financial measures referred to in this report are labeled as “non-GAAP measure” or designated as such with an asterisk (*).

Non-GAAP Adjusted Operating Income* Reconciliation

We believe that non-GAAP adjusted operating income* provides useful information about the growth or decline of our operating income for the relevant financial period and eliminates the financial impact of adjusting items we do not consider to be part of our normal operating results.

Non-GAAP adjusting operating income* eliminates the financial impact of adjusting items which are significant recurring and non-recurring items that we do not consider to be part of our normal operating results, such as share-based payments expense, acquisition-related costs, amortization of acquired intangible assets, management reorganization costs, and certain other items, which the Company refers to as ‘adjusting items’.

In 2021, we updated the calculation of non-GAAP adjusted operating income* to add-back share-based payments expense, all acquisition-related costs (including any share-based continuing employment costs recognized in acquisition-related costs), amortization of acquired intangible assets, and gain or loss on disposition of property, plant and equipment. We have also adjusted for certain non-recurring advisory, legal and restructuring costs and the change in fair value of derivatives. These adjustments in 2021 have been applied retrospectively to all periods presented, as applicable.

The following table reconciles non-GAAP adjusted operating income* to operating income, which is the most directly comparable GAAP measure in our consolidated income statements.

	Three months ended March 31,
			% Change
(in U.S. $000's, except percentages)	2022	2021	2022 over 2021
Operating income	$232,840	$44,502	423%
Share-based payments expense	5,386	3,778	43%
Acquisition-related costs	9,637	2,922	230%
Amortization of acquired intangible assets	8,532	6,641	28%
Gain on disposition of property, plant and equipment	(169,820)	(68)	249,635%
Non-recurring advisory, legal and restructuring costs	2,285	—	100%
Non-GAAP adjusted operating income*	$88,860	$57,775	54%

(1)	Please refer to page 12 for a summary of adjusting items during the three months and year ended March 31, 2022 and March 31, 2021.
(2)	Non-GAAP adjusted operating income* represents operating income excluding the effects of adjusting items.
(3)	Non-recurring advisory, legal and restructuring costs include $0.9 million related to severance and retention costs in connection with the restructuring of our IT team driven by our strategy to build a new digital technology platform, $0.5 million of terminated and ongoing transaction and legal costs relating to mergers and acquisition activity, $0.4 million of SOX remediation costs, and $0.6 million of advisory costs relating to a cybersecurity incident detected in Q4 2021.

Ritchie Bros.	9

Non-GAAP Adjusted Net Income Attributable to Stockholders* and Non-GAAP Diluted Adjusted EPS Attributable to Stockholders* Reconciliation
The Company believes that non-GAAP adjusted net income attributable to stockholders* provides useful information about the growth or decline of the net income attributable to stockholders for the relevant financial period and eliminates the financial impact of adjusting items the Company does not consider to be part of the normal operating results. Non-GAAP diluted adjusted EPS attributable to stockholders* eliminates the financial impact of adjusting items which are after-tax effects of significant recurring and non-recurring items that the Company does not consider to be part of the normal operating results, such as share-based payments expense, acquisition-related costs, amortization of acquired intangible assets, management reorganization costs, and certain other items, which the Company refers to as ‘adjusting items’.

In 2021, the Company updated the calculation of non-GAAP diluted adjusted EPS attributable to stockholders* to add-back share-based payments expense and all acquisition-related costs (including any share-based continuing employment costs recognized in acquisition-related costs), amortization of acquired intangible assets, and gain or loss on disposition of property, plant and equipment. We have also adjusted for certain non-recurring advisory, legal and restructuring costs and the change in fair value of derivatives. These adjustments in 2021 have been applied retrospectively to all periods presented, as applicable.

The following table reconciles non-GAAP adjusted net income attributable to stockholders* and non-GAAP diluted adjusted EPS attributable to stockholders* to net income attributable to stockholders and diluted EPS attributable to stockholders, which are the most directly comparable GAAP measures in the consolidated income statements.

(in U.S. $000's, except share and per share data, and percentages)	Three months ended March 31,
			% Change
	2022	2021	2022 over 2021
Net income attributable to stockholders	$178,094	$28,188	532%
Share-based payments expense	5,386	3,778	43%
Acquisition-related costs	9,637	2,922	230%
Amortization of acquired intangible assets	8,532	6,641	28%
Gain on disposition of property, plant and equipment	(169,820)	(68)	249,635%
Change in fair value of derivatives	(1,263)	—	(100)%
Non-recurring advisory, legal and restructuring costs	2,285	—	100%
Related tax effects of the above	18,112	(5,466)	(431)%
Non-GAAP adjusted net income attributable to stockholders*	$50,963	$35,995	42%
Weighted average number of dilutive shares outstanding	111,655,861	111,267,392	0%

Diluted earnings per share attributable to stockholders	$1.60	$0.25	540%
Non-GAAP diluted adjusted EPS attributable to Stockholders*	$0.46	$0.32	44%

(1) Please refer to page 12 for a summary of adjusting items for the three months and year ended March 31, 2022 and March 31, 2021.

(2) Non-GAAP adjusted net income attributable to stockholders* represents net income attributable to stockholders, excluding the effects of adjusting items.

(3) Non-GAAP diluted adjusted EPS attributable to stockholders* is calculated by dividing non-GAAP adjusted net income attributable to stockholders*, net of the effect of dilutive securities, by the weighted average number of dilutive shares outstanding.

(4)	Non-recurring advisory, legal and restructuring costs include $0.9 million related to severance and retention costs in connection with the restructuring of our IT team driven by our strategy to build a new digital technology platform, $0.5 million of terminated and ongoing transaction and legal costs relating to mergers and acquisition activity, $0.4 million of SOX remediation costs, and $0.6 million of advisory costs relating to a cybersecurity incident detected in Q4 2021.

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Non-GAAP Adjusted EBITDA*

The Company believes non-GAAP adjusted EBITDA* provides useful information about the growth or decline of our net income when compared between different financial periods. The Company uses non-GAAP adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period.

In 2021, the Company updated the calculation of non-GAAP adjusted EBITDA* to add-back share-based payments expense and all acquisition-related costs (including any share-based continuing employment costs recognized in acquisition-related costs), and gain or loss on disposition of property, plant and equipment. We have also adjusted for certain non-recurring advisory, legal and restructuring costs and the change in fair value of derivatives. These adjustments in 2021 have been applied retrospectively to all periods presented, as applicable.

The following table reconciles non-GAAP adjusted EBITDA* to net income, which is the most directly comparable GAAP measure in, or calculated from, our consolidated income statements:

(in U.S. $000's, except percentages)	Three months ended March 31,
			% Change
	2022	2021	2022 over 2021
Net income	$178,101	$28,139	533%
Add: depreciation and amortization expenses	24,225	21,070	15%
Add: interest expense	20,686	8,946	131%
Less: interest income	(544)	(303)	80%
Add: income tax expense	36,236	8,419	330%
EBITDA	258,704	66,271	290%
Share-based payments expense	5,386	3,778	43%
Acquisition-related costs	9,637	2,922	230%
Gain on disposition of property, plant and equipment	(169,820)	(68)	249,635%
Change in fair value of derivatives	(1,263)	—	(100)%
Non-recurring advisory, legal and restructuring costs	2,285	—	100%
Non-GAAP adjusted EBITDA*	$104,929	$72,903	44%

(1)	Please refer to page 12 for a summary of adjusting items during the three months and year ended March 31, 2022 and March 31, 2021.
(2)	Non-GAAP adjusted EBITDA* is calculated by adding back depreciation and amortization expenses, interest expense, income tax expense, and subtracting interest income from net income, as well as adding back share-based payments expense, acquisition-related costs, and excluding the effects of any non-recurring or unusual adjusting items.
(3)	Non-recurring advisory, legal and restructuring costs include $0.9 million related to severance and retention costs in connection with the restructuring of our IT team driven by our strategy to build a new digital technology platform, $0.5 million of terminated and ongoing transaction and legal costs relating to mergers and acquisition activity, $0.4 million of SOX remediation costs, and $0.6 million of advisory costs relating to a cybersecurity incident detected in Q4 2021.

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Adjusting Items Non-GAAP Measures

In 2021, we began adjusting for share-based payment expenses, amortization of acquired intangible assets and all gains or losses on disposition of property, plant and equipment, which we did not consider to be part of our normal operating results. These adjustments in 2021 have been applied retrospectively to all periods presented.

Adjusting items during the three months and year ended March 31, 2022 were:

Recognized in the first quarter of 2022

●	$5.4 million ($3.4 million after tax, or $0.03 per diluted share) share based payments expense.
●	$8.5 million ($6.4 million after tax, or $0.06 per diluted share) amortization of acquired intangible assets primarily from the acquisitions of Iron Planet, SmartEquip, and Rouse.
●	$169.8 million ($145.5 million after tax, or $1.30 per diluted share) gain recognized on the disposition of property, plant and equipment of which $169.1 million related to the sale of a property located in Bolton, Ontario.
●	$9.6 million ($8.0 million after tax, or $0.07 per diluted share) of acquisition-related costs related to the proposed acquisition of Euro Auctions and the completed acquisitions of SmartEquip and Rouse.
●	$1.3 million ($1.1 million after tax, or $0.01 per diluted share) gain due to the change in fair value of derivatives to manage our exposure to foreign currency exchange rate fluctuations on the purchase consideration for the proposed acquisition of Euro Auctions.
●	$2.3 million ($1.7 million after tax, or $0.02 per diluted share) of non-recurring advisory, legal and restructuring costs, which include $0.9 million ($0.6 million after tax, or $0.01 per diluted share) related to severance and retention costs in connection with the restructuring of our IT team driven by our strategy to build a new digital technology platform, $0.5 million ($0.3 million after tax, or $0.00 per diluted share) of terminated and ongoing transaction and legal costs relating to mergers and acquisition activity, $0.4 million ($0.3 million after tax, or $0.00 per diluted share) of SOX remediation costs, and $0.6 million ($0.4 million after tax, or $0.00 per diluted share) of advisory costs relating to a cybersecurity incident detected in Q4 2021.

Adjusting items during the three months and year ended March 31, 2021 were:

Recognized in the first quarter of 2021

●	$3.8 million ($0.1 million after tax, or $0.00 per diluted share) share based payments expense.
●	$6.6 million ($4.9 million after tax, or $0.04 per diluted share) amortization of acquired intangible assets primarily from the acquisitions of Iron Planet and Rouse.
●	$2.9 million ($2.8 million after tax, or $0.03 per diluted share) of acquisition-related costs related to the acquisition of Rouse.

For further information, please contact:

Sameer Rathod | Vice President, Investor Relations and Market Intelligence

Phone: 1.510.381.7584 | Email: srathod@ritchiebros.com

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